EXHIBIT 11

Southampton Partners, Inc.

EPS Calculations for period December 31, 2000 to March 31, 2001

Basic                    ($.012)

Diluted                  ($.012)

EPS Calculations for period December 31, 2000 to September 30, 2001

Basic                    $.447

Diluted                  $.447

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Table 3

The schedule contains summary financial information extracted from the consolidated financial statements and is qualified in its entirety by reference to such financial statements.

                                                                 9-MOS Ended
                                                             September 30, 2001
                                                             ------------------
Net Loss                                                         18,612,640
Accounts Payable and Accrued Expenses                                18,150
Total stockholders' equity                                       25,376,137
Primary Earnings Per Common Share                                    .447
Fully Diluted Earnings Per Common Share                              .447